Exhibit 99.1

DSP Group, Inc. Reports Third Quarter 2014 Earnings

LOS ALTOS, Calif., November 3, 2014—DSP Group®, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications, announced today its results for the third quarter ended September 30, 2014.

Financial Results Highlights:

●	Non-GAAP diluted EPS of $0.10 and GAAP diluted EPS of $0.03, both exceeding guidance

●	Revenues of approximately $36.7 million, an increase of 4% YoY and 1% sequentially

●	Gross margins of 39.6%, compared to 39.0% in the comparable period last year

●	Non-GAAP operating income of $2.3 million, representing 6% of revenues

●	GAAP operating profit and GAAP net income of $0.6 million and $0.8 million, respectively

●	Generated $3.2 million of cash from operating activities

●	Repurchased 505,000 shares for a total consideration of $4.6 million

●	Cash, deposits and marketable securities of $117.4 million

Management Comments:

Commenting on the results, Ofer Elyakim, CEO of DSP Group, stated, “We are very happy with our third quarter’s results, particularly our return to revenue growth in the third quarter. We are also delighted that our investment in new products is paying off and strongly contributing to our results, with Office/VoIP and DECT/CAT-iq products reaching record revenues.”

Mr. Elyakim added, “Considering the business opportunities ahead and taking into account our accomplishments and transition made this year, we believe we are well positioned to achieve our 2014 key design and financial milestones, as well as return to revenue growth in both the fourth quarter and the next fiscal year.”

Products and Market Highlights:

●	Record high Office/VoIP segment revenues of $4.4 million, exceeding guidance

●	Record high demand for DECT/CAT-iq products for DECT-enabled HGWs

●	Qualcomm’s Internet processor supports DSP Group’s ULE and HD Voice SoC

●	Intel’s Puma 6 home gateways are powered by DSP Group’s ULE SoC

2014 Third Quarter Results:

GAAP Results:

Net income for the third quarter of 2014 was $773,000 on revenues of $36,715,000, as compared to net income of $398,000 on revenues of $35,381,000 for the same period last year. Diluted earnings per share (EPS) for the third quarter of 2014 were $0.03 per share, as compared to diluted earnings per share of $0.02 per share for the third quarter of 2013.

Non-GAAP Results:

Non-GAAP net income and diluted EPS for the third quarter of 2014 were $2,369,000 and $0.10 per share, respectively, as compared to non-GAAP net income of $1,765,000 and diluted EPS of $0.08 for the third quarter of 2013. Non-GAAP net income and diluted EPS for the third quarter of 2014 excluded the impact of amortization of acquired intangible assets of $397,000 associated with the CIPT and BoneTone acquisitions; equity-based compensation expenses of $1,295,000; and amortization of deferred tax liability related to intangible assets acquired in connection with the BoneTone acquisition in the amount of $96,000. Non-GAAP net income and diluted EPS for the third quarter of 2013 excluded the impact of amortization of acquired intangible assets of $418,000 associated with the CIPT and BoneTone acquisitions; equity-based compensation expenses of $1,045,000; and amortization of deferred tax liability related to intangible assets acquired in connection with the BoneTone acquisition in the amount of $96,000.

Earnings Conference Call:

DSP Group will discuss its third quarter financial results, along with its outlook and guidance for the fourth quarter of 2014, on its conference call at 8:30 a.m. ET today, and invites you to listen via our conference call or a live broadcast over the Internet.

Investors may access the conference call by dialing ++1 877 280 1254 (domestic US) or +1 646 254 3365 (international) approximately 10 minutes prior to the starting time. The password is DSP Group. The broadcast via the Internet can be accessed by all interested parties through the Investor Relations section of DSP Group’s website at www.dspg.com or link to: http://www.media-server.com/m/p/t7f5wgb3.

A replay of the conference call will be available for a week following the call. To listen to the session, please dial +1 347 366 9565 (domestic US) or +44 203 427 0598 (international) and enter the company access code: 7680821#. For more information, please contact Dror Levy, CFO, at: Office: +972-9-952-9699, Email: dror.levy@dspg.com.

Presentation on non-GAAP Net Income Calculation

The Company believes that the non-GAAP presentation of net income and diluted EPS presented in this press release is useful to investors in comparing results for the quarter ended September 30, 2014 to the same period in 2013 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensation expenses are reflected on its statements of income.

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statements that the company’s investment in new products is paying off, the company is on track to meet its 2014 milestones and the company is well positioned to resume revenue growth in the fourth quarter of 2014 and 2015. In addition, the events described in these forward-looking statements may not actually arise as a result of various factors, including the timing and ability of the consumer electronics market to recover and the corresponding recovery of DSP Group’s customers; unexpected delays in the commercial launch of new products; slower than expected change in the nature of residential communications domain; DSP Group's ability to manage costs, DSP Group’s ability to develop and produce new products at competitive costs and in a timely manner or the ability of such products to achieve broad market acceptance; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2013, as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s website (www.dspg.com) under Investor Relations. DSP Group assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About DSP Group

DSP Group®, Inc. (NASDAQ: DSPG) is a leading global provider of wireless chipset solutions for converged communications. Delivering semiconductor system solutions with software and hardware reference designs, DSP Group enables OEMs/ODMs, consumer electronics (CE) manufacturers and service providers to cost-effectively develop new revenue-generating products with fast time to market.

At the forefront of semiconductor innovation and operational excellence for over two decades, DSP Group provides a broad portfolio of wireless chipsets integrating DECT/CAT-iq, ULE, Wi-Fi, PSTN, HDClear™, video and VoIP technologies.

DSP Group enables converged voice, audio, video and data connectivity across diverse mobile, consumer and enterprise products – from mobile devices, connected multimedia screens, and home automation & security to cordless phones, VoIP systems, and home gateways. Leveraging industry-leading experience and expertise, DSP Group partners with CE manufacturers and service providers to shape the future of converged communications at home, office and on the go.

For more information, visit www.dspg.com

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$36,715	$35,381	$105,877	$115,723
Cost of revenues	22,187	21,576	63,554	70,050

Gross profit	14,528	13,805	42,323	45,673
Operating expenses:
Research and development, net	8,083	8,147	24,313	26,481
Sales and marketing	2,892	2,767	8,925	8,492
General and administrative	2,580	2,576	7,941	9,046
Amortization of intangible assets	397	418	1,191	1,254

Total operating expenses	13,952	13,908	42,370	45,273

Operating income (loss)	576	(103)	(47)	400

Financial income, net	186	512	895	1,837

Income before taxes on income	762	409	848	2,237
Taxes on income (income tax benefit)	(11)	11	(25)	(83)

Net income	$773	$398	$873	$2,320

Net income per share:
Basic	$0.04	$0.02	$0.04	$0.10
Diluted	$0.03	$0.02	$0.04	$0.10

Weighted average number of shares of common stock used in the computation of:
Basic net income per share	21,830	22,522	22,064	22,159
Diluted net income per share	23,073	23,048	22,829	22,723

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net income	$773	$398	$873	$2,320
Equity-based compensation expense included in cost of revenues	71	65	237	191
Equity-based compensation expense included in research and development, net	567	474	1,868	1,412
Equity-based compensation expense included in sales and marketing	150	115	481	383
Equity-based compensation expense included in general and administrative	507	391	1,613	1,147
Amortization of intangible assets	397	418	1,191	1,254
Amortization of deferred tax liability related to intangible assets	(96)	(96)	(290)	(289)
Proxy contest related expenses	-	-	-	1,403
Non-GAAP net income	$2,369	$1,765	$5,973	$7,821

Weighted-average number of common stock used in computation of GAAP diluted net income per share (in thousands)	23,073	23,048	22,829	22,723

Weighted-average number of shares related to outstanding options, stock appreciation rights and restricted share units (in thousands)	347	425	811	408

Weighted-average number of common stock used in computation of non-GAAP diluted net income per share (in thousands)	23,420	23,473	23,640	23,131

GAAP diluted net income per share	$0.03	$0.02	$0.04	$0.10
Equity-based compensation expense	0.06	0.05	0.17	0.14
Amortization of intangible assets	0.02	0.02	0.05	0.05
Amortization of deferred tax liability related to intangible assets	(0.01)	(0.01)	(0.01)	(0.01)
Proxy contest related expenses	-	-	-	0.06
Non-GAAP diluted net income per share	$0.10	$0.08	$0.25	$0.34

DSP GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2014	2013
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$14,509	$23,578
Restricted deposits	394	77
Marketable securities and short term deposits	9,275	13,895
Trade receivables	25,091	21,195
Inventories	13,908	12,334
Other accounts receivable and prepaid expenses	1,640	2,641
Deferred income taxes	97	92
Total current assets	64,914	73,812

Property and equipment, net	2,865	2,837

Long term marketable securities and deposits	93,214	90,162
Severance pay fund	11,456	11,168
Intangible assets and goodwill, net	10,793	11,986
Investment in other companies	2,200	2,200
Long term prepaid expenses and lease deposits	87	100
	117,750	115,616

Total assets	$185,529	$192,265

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$15,468	$14,149
Other current liabilities	15,090	17,362
Total current liabilities	30,558	31,511

Accrued severance pay	11,525	11,179
Accrued pensions	927	981
Deferred income taxes	894	1,183
Total long term liabilities	13,346	13,343

Stockholders’ equity:
Common stock	22	22
Additional paid-in capital	354,694	350,494
Accumulated other comprehensive loss	(1,433)	(821)
Less – Cost of treasury stock	(125,329)	(118,749)
Accumulated deficit	(86,329)	(83,535)
Total stockholders’ equity	141,625	147,411
Total liabilities and stockholders’ equity	$185,529	$192,265